UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2005

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Utah	1-11107	87-0401551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 West Parkway Boulevard
Salt Lake City, Utah 84119-2099
(Address of principal executive offices including zip code)

(Registrant’s telephone number, including area code) (801) 817-1776

(Former name or former address, if changed since last report) Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, Franklin Covey Co. (the “Company”) entered into a Preferred Stock Amendment and Warrant Issuance Agreement (the “Amendment Agreement”) with Knowledge Capital Investment Group (“Knowledge Capital”) on November 29, 2004. Under the terms of the Amendment Agreement, the Company and Knowledge Capital agreed, subject to the satisfaction or waiver of certain conditions, including receiving all required shareholder approvals, to recapitalize the outstanding shares of Series A Preferred Stock by bifurcating the Series A Preferred Stock into two separate securities: (1) new Series A Preferred Stock that, among other things, is no longer convertible into shares of Common Stock and (2) new eight-year warrants (the “Warrants”) to purchase shares of the Company’s Common Stock (collectively, the “Recapitalization”).

On March 8, 2005, upon satisfaction of all conditions set forth in the Amendment Agreement, the Recapitalization closed. In connection with the closing, the Company and Knowledge Capital entered into:

•	the Amended and Restated Shareholders Agreement attached hereto as Exhibit 99.1 (the “Restated Shareholders Agreement”);

•	the Amended and Restated Registration Rights Agreement attached hereto as Exhibit 99.2 (the “Restated Registration Rights Agreement”); and

•	the Amended and Restated Monitoring Agreement attached hereto as Exhibit 99.3 (the “Restated Monitoring Agreement”).

Additionally, at the closing, the Company issued to Knowledge Capital the Warrant attached hereto as Exhibit 99.4 to purchase of 5,913,402 shares of the Company’s Common Stock. In accordance with the Amendment Agreement, the Company will issue Warrants, each substantially in the form attached hereto as Exhibit 99.5, to the holders of Series A Preferred Stock other than Knowledge Capital as well.  Each of these agreements and instruments is described in more detail below in this Item 1.01 of this Current Report on Form 8-K.  The Recapitalization, including the issuance of the Warrants, was, and, for Warrants not yet issued, will be, made pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

Further, as part of the Recapitalization, the Company has filed with the Utah Division of Corporations and Commercial Code Articles of Restatement amending and restating its Articles of Incorporation (the “Restated Articles”) to, among other things, eliminate the convertibility of the Series A Preferred Stock into Common Stock and to otherwise amend the designations, voting powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions of the Series A Preferred Stock and the Series B Preferred Stock and to make other miscellaneous changes to the articles of incorporation. Such amendments are described in more detail in Item 3.03 of this Current Report on Form 8-K below. The Restated Articles are attached hereto as Exhibit 99.6.

1. Restated Shareholders Agreement

In addition to the description of Knowledge Capital’s contractual rights under the Restated Shareholders Agreement described in Item 3.03 of this Current Report on Form 8-K below, which is incorporated herein by reference, any merger, consolidation, combination, recapitalization or reorganization or any disposition of all or substantially all the Company’s properties and assets would, with certain exceptions, require the approval of Knowledge Capital so long as it owns 880,000 shares of Series A Preferred Stock. The Restated Shareholders Agreement also contains provisions, comparable to the provisions of the previously outstanding Series A Preferred Stock, requiring that as long as Knowledge Capital is entitled to designate at least two directors of the Company, approval by an 80 percent Board vote would be required for incurrence of certain indebtedness, major divestitures or acquisitions by the Company, unless certain financial tests are met. The Restated Shareholders Agreement continues to provide that, subject to certain exceptions, Knowledge Capital may not acquire more than 25 percent of the total voting power of the Company, unless the acquisition is approved by the members of the Board who are not designees of Knowledge Capital.

The foregoing summary of the Restated Shareholders Agreement is subject to, and qualified in its entirety by, the Restated Shareholders Agreement attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

2. Restated Registration Rights Agreement

The Restated Registration Rights Agreement, among other registration obligations, requires the Company to use its best efforts to register the resale of all shares of Common Stock and shares of Series B Preferred Stock issuable upon the transfer and conversion of the Series A Preferred Stock held by Knowledge Capital and certain permitted transferees of Knowledge Capital within 240 days following the initial filing of the registration statement covering such shares. Any failure by the Company to cause such registration statement to be declared effective within the specified time period would require the Company to pay to Knowledge Capital and such permitted transferees a penalty amount for each share equal to two percent per annum of the $25 face value of the outstanding Series A and Series B Preferred Stock calculated based upon the number of days that such registration statement has not been declared effective. Additionally, the Company would have the obligation to use its best efforts to register the resale of the shares of Common Stock Knowledge Capital and certain permitted transferees could receive pursuant to the exercise of the Warrant issued to Knowledge Capital at the closing of the Recapitalization, provided the obligation to register the resale of such shares would be conditioned upon the weighted average sales price of the Common Stock over the previous ten trading days being at least 80 percent of the Warrant exercise price.

The foregoing summary of the Restated Registration Rights Agreement is subject to, and qualified in its entirety by, the Restated Registration Rights Agreement attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.

3. Restated Monitoring Agreement

The Restated Monitoring Agreement provides that Hampstead Interests, LP, an affiliate of Knowledge Capital, will continue to provide certain services to the Company in order to assist the Company with the development of its strategic plan, including acquisitions, divestitures, new development and financial matters, for a fee of $100,000 per quarter, subject to reduction if Knowledge Capital disposes of shares of Series A Preferred Stock. Under the Restated Shareholders Agreement, designees of Knowledge Capital serving on the Company’s Board of Directors will not be entitled to receive compensation for Board service at any time when Hampstead Interests, LP is paid monitoring fees.

The foregoing summary of the Restated Monitoring Agreement is subject to, and qualified in its entirety by, the Restated Monitoring Agreement attached to this Current Report on Form 8-K as Exhibit 99.3 and incorporated herein by reference.

4. Warrants

At the closing of the Recapitalization, as described above, the Company issued to Knowledge Capital a Warrant to purchase 5,913,402 shares of Common Stock for $8.00 per share. Within ten days following the closing of the Recapitalization, the Company will deliver to each holder of Series A Preferred Stock as of the closing date other than Knowledge Capital a transmittal letter. Upon the receipt by the Company of a completed and executed transmittal letter from any such holder, within 10 days thereafter, the Company will deliver to such holder a Warrant to purchase 71.43 shares of Common Stock for each $1,000 of aggregate liquidation value attributable to the shares of Series A Preferred Stock held by such holder as of the closing of Recapitalization. All Warrants issued in connection with the Amendment Agreement will have an exercise price of $8.00 per share and will expire on the eighth anniversary of its issuance date.

All Warrants will be exercisable at any time, in whole or in part, after the first anniversary of their issuance date, so long as, except with respect to Knowledge Capital, a registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the Warrants has been declared effective by the Commission and remains continuously effective thereafter. Upon exercise of a Warrant, Warrant holders may choose, or the Company may elect to require, any Warrant exercise to be a net exercise in which the exercising holder would receive fewer shares of Common Stock, depending on the fair market value of the Common Stock at the time of exercise, than otherwise could be received upon an exercise for cash. Further, the Company, at its election, may choose, in the place of issuing any shares of Common Stock to such holder, to pay to any Warrant holder completing a net exercise of a Warrant a cash amount equal to the fair market value of the shares of Common Stock that otherwise would be issuable to such holder in connection with such net exercise as opposed to issuing shares of Common Stock to the exercising holder.

The foregoing summary of the Warrants is subject to, and qualified in its entirety by, the Warrant attached as Exhibit 99.4 and the form of Warrant attached as Exhibit 99.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The contents of Item 1.01 above are incorporated herein by reference in their entirety.

Item 3.03 Material Modification to Rights of Security Holders

The following table summarizes the rights, powers and limitations of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock as modified by the Restated Articles and, as it applies to Knowledge Capital and certain of its permitted transferees, the Restated Shareholders Agreement as compared to the Company’s Articles of Incorporation in effect prior to the filing of the Restated Articles (the “Prior Articles”) and in the Stockholders Agreement dated June 2, 1999 between the Company and Knowledge Capital (the “Stockholders Agreement”). This summary should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the Restated Articles attached as Exhibit 99.6, as well as the Restated Shareholders Agreement attached as Exhibit 99.1, and incorporated herein by reference.

Description	Terms Under the Prior Articles	Terms Under the Restated Articles and the Restated Shareholders Agreement
Authorized Capital Stock

The Company’s authorized capital stock consisted of 40,000,000 shares of Common Stock, $0.05 par value per share, and 4,000,000 shares of Preferred Stock, without par value, of which 1,500,000 shares were designated as Series A Preferred Stock and 400,000 shares were designated as Series B Preferred Stock.

The number of authorized shares of Preferred Stock have increased from 4,000,000 to 14,000,000, the number of authorized shares of Series A Preferred Stock have increased from 1,500,000 to 4,000,000 and the number of authorized shares of Series B Preferred Stock have increased from 400,000 to 4,000,000. The need for the increase in the authorized Preferred Stock and the authorized Series A and Series B Preferred Stock arose principally from the one-to-four forward split of the Series A Preferred Stock described in more detail below and the Series A Preferred Stock becoming convertible into shares of nonvoting Series B Preferred Stock as described below.

One-to-four forward split of Series A Preferred Stock	Prior to the one-to-four forward split, there were 873,457.404 shares of Series A Preferred Stock outstanding.

The Restated Articles provided for a one-to-four forward split of all outstanding shares of Series A Preferred Stock. As a result of the one-to-four forward split, there are now 3,493,783 shares of Series A Preferred Stock outstanding (after elimination of all fractional shares).

Voting Rights

Each holder of Common Stock was entitled to one vote for each share of Common Stock.

Each holder of Series A Preferred Stock was entitled to eight votes for each whole share of Series A Preferred Stock, with any fractional share of Series A Preferred Stock held being entitled to fewer votes per share depending upon the number of shares of Common Stock into which it could have converted, on all matters submitted to a vote of shareholders, including the election of directors.

Each share of Series B Preferred Stock, although none was outstanding, was entitled to no voting rights except as required by law.

The holders of Common Stock retain the same voting power they had prior to the Recapitalization.

The voting power of the shares of Series A Preferred Stock changed to two votes per whole share as a result of the one-to-four forward split (with no fractional shares of Series A Preferred Stock remaining outstanding following the split), provided, that the voting power of any holder of Series A Preferred Stock is offset by (x) the number of shares of Common Stock acquired by such holder upon the exercise of any Warrant issued to such holder under the Amendment Agreement and (y) the number of shares of Common Stock purchasable upon exercise of a Warrant that such holder has sold or transferred to another person. The net effect of such offsets is to ensure that the aggregate Common Stock voting power of the holders of Series A Preferred Stock and transferees of Warrants from such holders does not increase beyond a number of votes equal to the number of votes the holders of Series A Preferred Stock held prior to the Recapitalization.

The holders of Series B Preferred Stock have no Common Stock voting rights. Additionally, upon any transfer of shares of Series A Preferred Stock, except to a limited group of permitted transferees, such shares will automatically convert into shares of Series B Preferred Stock without Common Stock voting rights.

Class Voting on Certain Company Actions

Neither the holders of Common Stock nor the holders of Series B Preferred Stock were entitled to class voting rights except as required by law. However, the approval of a majority of the then-outstanding shares of Series A Preferred Stock, voting as a separate class, was required for any proposed Company action that would:

• amend, alter or repeal the Prior Articles in a manner that would adversely affect the powers, designations, preferences and relative rights of the Series A Preferred Stock;

• issue any shares of capital stock ranking prior or superior to, or on parity with, the Series A Preferred Stock;

• subdivide or otherwise change shares of Series A Preferred Stock into a different number of shares, whether in a merger, consolidation, combination, recapitalization, reorganization or otherwise;

• issue any shares of Series A Preferred other than in accordance with the Prior Articles;

• authorize or effect any merger, consolidation, combination, recapitalization or reorganization or any disposition of all or substantially all the Company’s properties and assets (a “Business Combination”) unless the holders of Series A Preferred Stock retain the same powers, preferences and relative rights and limitations they had prior to such transaction; or

• declare or pay any dividend on, or repurchase any shares of, the Common Stock of the Company to the extent the amount of such dividends or repurchases in the last four full fiscal quarters completed exceeds ten percent of the Company’s net income for such period, unless such action is approved by 80 percent of the members of the Board of Directors.

None of the holders of Common Stock, Series A Preferred Stock or Series B Preferred Stock has any separate class voting rights, except as required by law. However, the approval of a majority of the then-outstanding shares of the Series A Preferred Stock and the Series B Preferred Stock, voting together as one class, will be required for any proposed Company action described in any of the first four bullets set forth in this table under “Terms Under the Prior Articles—Class Voting on Certain Company Actions.” The actions described in the fifth and sixth bullets no longer require such class approval. However, under the Restated Shareholders Agreement, the actions described in the fifth bullet concerning any Business Combination will require the approval of Knowledge Capital so long as it owns 880,000 shares of Series A Preferred Stock.

Similarly, under the Restated Shareholders Agreement, any dividends on and repurchases of Common Stock for the last four full fiscal quarters by the Company that collectively exceed ten percent of the Company’s net income for such period, as described in the sixth bullet, will require the approval of Knowledge Capital so long as it holds 880,000 shares of Series A Preferred Stock. However, the Restated Shareholders Agreement will include an exception to this requirement that may increase the Company’s ability to pay dividends on or repurchase shares of Common Stock without Knowledge Capital approval. The exception provides that if the Company (i) has first redeemed at least $30 million of the face value of shares of Series A Preferred Stock and (ii) maintains positive net working capital and, for the last four full fiscal quarters, the Company’s EBITDA, determined on a pro forma basis as set forth in the Restated Shareholders Agreement, equals or exceeds at least two times the Company’s fixed charges, also determined on a pro forma basis, as set forth in the Restated Shareholders Agreement, then the Company may, without Knowledge Capital’s consent, use cash in excess of 56.2 percent of the liquidation value, including accrued and unpaid dividends, attributable to the then-outstanding shares of Senior Preferred Stock to pay dividends on or repurchase shares of Common Stock from persons who are not affiliates of the Company, subject to the limitation that such dividends (but not repurchases) do not exceed 25 percent of the Company’s net income during the last 12 months.

Dividends

Holders of Series A Preferred Stock were entitled to cumulative dividends accruing at the annual rate of ten percent. These dividends were payable quarterly in preference to dividends on all other classes of the Company’s capital stock. If these dividends were in arrears for any six or more quarters, the number of the Company’s directors would have been increased by two and the holders of Series A Preferred Stock, voting together as a separate class, would have been entitled to fill the vacancies thereby created, until such dividends were paid. Additionally, the holders of Series A Preferred Stock were entitled to participate in dividends payable to holders of Common Stock pro rata based upon the number of shares of Common Stock into which the Series A Preferred Stock was convertible.

Similarly, the holders of Series B Preferred Stock, if any such shares had been outstanding, would have been entitled to participate in dividends payable to holders of Common Stock pro rata based upon the number of shares of Common Stock into which the Series B Preferred Stock would have been convertible.

Holders of Common Stock were entitled to receive dividends as they might have been declared from time to time by the Board of Directors out of funds legally available therefor, subject to the rights of any holders of the Preferred Stock, including the right that the holders of a majority of the then-outstanding shares of Series A Preferred Stock had to consent to the payment of any Common Stock dividends if (i) the aggregate amount of all Common Stock dividends and repurchases in the last 12 months exceeded ten percent of the Company’s net income for the last 12 months, and (ii) such Common Stock dividends had not been approved by 80 percent of the members of the Board of Directors.

Holders of the Series A and Series B Preferred Stock are entitled to receive the same quarterly dividends the holders of Series A Preferred Stock were entitled to receive under the Prior Articles calculated at an annual rate of ten percent. These dividends will be cumulative from the date such shares are initially issued, except that for any shares of Series B Preferred Stock issued upon the conversion of shares of Series A Preferred Stock, such date shall be the initial issuance date of such converted shares of Series A Preferred Stock. The holders of the Series A and Series B Preferred Stock retain the right to elect two additional directors, voting together as a single class, if such dividends are in arrears for any six or more quarters, until they are paid. If Knowledge Capital owns a majority of the outstanding Series A Preferred Stock, such two additional directors will be deemed to be directors designated by Knowledge Capital pursuant to its rights to designate nominees to stand for election as directors under the Restated Shareholders Agreement as described in more detail below.

The holders of Common Stock are entitled to receive dividends on the same terms they were entitled to receive them under the Prior Articles. However, in contrast to the provisions of the Prior Articles, the holders of the Series A and Series B Preferred Stock are not entitled to participate in Common Stock dividends on an as-converted basis.

Liquidation

Upon any liquidation, dissolution or winding up of the Company, no distribution would have been made to the holders of Common Stock until the holders of Series A Preferred Stock had received in cash $100 per share plus accrued and unpaid dividends. Holders of the Series B Preferred Stock, if any had been outstanding, would not have been entitled to any preferential distributions but would have been entitled to participate in liquidating distributions to holders of shares of Common Stock on an as-converted basis. The holders of Common Stock were entitled to all remaining assets and funds available for distribution after all preferential distributions had been paid to holders of Preferred Stock.

Holders of Common Stock have the same rights upon liquidation they had under the Prior Articles.

The rights of the holders of the Series A and Series B Preferred Stock have substantially the same rights the holders of Series A Preferred Stock had under the Prior Articles, except that they are entitled to receive $25 per share upon a liquidation, dissolution or winding up of the Company, plus accrued and unpaid dividends, as a result of one-to-four forward split.

Preemptive Rights

Holders of Common Stock and Series A Preferred Stock did not have, and holders of Series B Preferred Stock, if any such shares had been outstanding, would not have had, preemptive rights to purchase or subscribe for any stock or other securities.

None of the holders of Common Stock or the Series A or Series B Preferred Stock has preemptive rights.
Conversion

The Common Stock was not convertible into any other class of capital stock.

Each share of Series A Preferred Stock was convertible, at the option of the holder, into approximately 7.14 of shares of Common Stock, which amount was determined by dividing $100 by the conversion price of $14. Such number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock would have increased to the extent there were any accrued and unpaid dividends on the Series A Preferred Stock. The conversion price would have been adjusted for a subdivision, recapitalization or combination of the Common Stock or if a dividend was determined to be paid to the holders of Common Stock in the form of additional shares of Common Stock or rights to acquire additional shares of Common Stock. The conversion price might also have been adjusted if the Company had issued rights or warrants to acquire additional shares of Common Stock to all holders of Common Stock at a price per share less than the volume weighted average sales price of the Common Stock as of the record date for such rights issuance based on a weighted average adjustment formula.

If any shares of Series B Preferred Stock had been outstanding, such shares would have been convertible, at the option of the holder, into ten shares of Common Stock at any time after March 1, 2005. The Company would have had the right to require conversion upon a change in control of the Company or a merger, consolidation or sale of all or substantially all its assets or a liquidation or dissolution of the Company or an underwritten public offering of the Company’s capital stock. The number of shares of Common Stock into which shares of Series B Preferred Stock could have been converted would have been adjusted for any subdivision, recapitalization or combination of the Company’s Common Stock.

The Senior Preferred Stock is not convertible into shares of Common Stock, and the Common Stock is not convertible into any other class of capital stock. However, the Series A Preferred Stock will be converted into shares of Series B Preferred Stock upon any transfer of such shares by a holder other than transfers to affiliates, five percent equity holders, immediate family members and trusts for the benefit of such holder.

Redemption

Neither the Common Stock nor the Series B Preferred Stock was redeemable.

The Series A Preferred Stock was redeemable by the Company in two ways. First, had there been less than 100,000 shares of Series A Preferred Stock outstanding (prior to the one-to-four forward split) and the volume weighted sales price of the Common Stock had exceeded 120 percent of the then-applicable conversion price of the Series A Preferred Stock for at least 30 consecutive trading days, then the Company could have redeemed, upon 30 days prior notice to the holders of Series A Preferred Stock, all then-outstanding shares of Series A Preferred Stock at a price equal to 105 percent of the liquidation value of the Series A Preferred Stock (including accrued and unpaid dividends). Second, had the volume weighted sales price of the Common Stock exceeded 130 percent of the volume weighted sales price for at least 60 consecutive trading days, then the Company could have redeemed, upon 15 business days prior notice to the holders of Series A Preferred Stock, all then-outstanding shares of Series A Preferred Stock at a price equal to 104 percent of the liquidation value of the Series A Preferred Stock.

The Prior Articles also provided that if certain transactions occurred that were solely within the Company’s control, including a change in control or a transaction that would lower the Company’s credit rating, the Company would have offered, within 30 days after such transaction occurs, to purchase each then-outstanding share of Series A Preferred Stock for the amount equal to the greater of (i) the amount that the holders of shares of Series A Preferred Stock would have received had they converted such shares into Common Stock immediately before such transaction or (ii) 101 percent of the liquidation value of such shares (including 101 percent of accrued and unpaid dividends to the date of payment).

The Common Stock continues to be non-redeemable.

The Senior Preferred Stock is not redeemable at the election of the holders of shares of Series A Preferred Stock and is only be redeemable by the Company at its option at any time during the first year following the closing at a price per share equal to the liquidation value plus accrued and unpaid dividends and then again after the sixth anniversary of the closing at 101 percent of the liquidation value plus accrued and unpaid dividends.

Under the Restated Shareholders Agreement, the Company is entitled to repurchase from Knowledge Capital (or its transferees who assume Knowledge Capital’s obligations with respect to this redemption right) up to the number of shares of Series A Preferred Stock (or Series B Preferred Stock held by such transferees upon conversion of shares of Series A Preferred Stock) having an aggregate liquidation value of $30 million at any time at a price per share calculated based upon a percentage of the liquidation value of such shares that increases annually in one percentage point increments during the first four years following completion of the Recapitalization from 100 percent of the liquidation value in the first year to 103 percent of the liquidation value in the fourth year.

Additionally, under the Restated Shareholders Agreement, in the event of a change in control of the Company, which is solely within the Company’s control, the Company will, within 30 days after such change in control, offer to purchase each then-outstanding share of Series A and Series B Preferred Stock held by Knowledge Capital or any of certain permitted transferees for a cash amount per share equal to 101 percent of the liquidation value of such shares in addition to all accrued and unpaid dividends on the Series A and Series B Preferred Stock to the date of payment.

Right to Designate Nominees to Stand for Election as Directors

Under the Stockholders Agreement, the Company was obligated to nominate three designees of Knowledge Capital for election to the Board of Directors, including the Chairman of the Board of Directors, and all such designees had to be nominated to be elected in different classes. The Company was obligated at each meeting of the shareholders of the Company at which directors were elected to cause the Knowledge Capital designees to be nominated for election and to solicit proxies in favor of such nominees and vote all management proxies in favor of such nominees except for proxies that specifically indicate to the contrary.

Under the Restated Shareholders Agreement, the Company is obligated to nominate for election as directors up to three designees of Knowledge Capital described as follows:

• two designees so long as Knowledge Capital holds 1,760,000 shares of Series A Preferred Stock;

• one designee so long as Knowledge Capital holds at least 880,000 shares of Series A Preferred Stock but less than 1,760,000 shares of Series A Preferred Stock;

• one designee so long as Knowledge Capital holds at least one share of Series A Preferred Stock but less than 880,000 shares of Series A Preferred Stock provided that such designee must be Donald J. McNamara, and Mr. McNamara, who is currently a director designated by Knowledge Capital, must agree to serve as such designee of Knowledge Capital; and

• in addition to any directors Knowledge Capital may be entitled to designate as described in the prior three bullets, one designee so long as Knowledge Capital holds at least 1,000,000 shares of Common Stock.

All such designees are required to be nominated for election as members of different classes of directors. Additionally, so long as Knowledge Capital owns a majority of the outstanding shares of Series A Preferred Stock, any two persons elected as directors by the holders of shares of Series A and Series B Preferred Stock if the Company is in arrears in the payment of Series A Preferred Stock dividends for any six or more quarters (as described above in more detail in this section) will be deemed to be directors designated by Knowledge Capital pursuant to the Restated Shareholders Agreement.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Restated Shareholders Agreement, dated as of March 8, 2005, between the Company and Knowledge Capital Investment Group.

99.2	Restated Registration Rights Agreement, dated as of March 8, 2005, between the Company and Knowledge Capital Investment Group.

99.3	Restated Monitoring Agreement, dated as of March 8, 2005, between the Company and Hampstead Interests, LP.

99.4	Warrant, dated March 8, 2005, to purchase 5,913,402 shares of Common Stock issued by the Company to Knowledge Capital Investment Group.

99.5	Form of Warrant to purchase shares of Common Stock to be issued by the Company to holders of shares of Series A Preferred Stock other than Knowledge Capital Investment Group.

99.6	Articles of Restatement dated March 4, 2005 amending and restating the Company’s Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date: March 10, 2005
By:	/s/ STEPHEN D. YOUNG
Name:	Stephen D. Young
Title:	Chief Financial Officer

EXHIBIT INDEX

99.1	Restated Shareholders Agreement, dated as of March 8, 2005, between the Company and Knowledge Capital Investment Group.

99.2	Restated Registration Rights Agreement, dated as of March 8, 2005, between the Company and Knowledge Capital Investment Group.

99.3	Restated Monitoring Agreement, dated as of March 8, 2005, between the Company and Hampstead Interests, LP.

99.4	Warrant, dated March 8, 2005, to purchase 5,913,402 shares of Common Stock issued by the Company to Knowledge Capital Investment Group.

99.5	Form of Warrant to purchase shares of Common Stock to be issued by the Company to holders of shares of Series A Preferred Stock other than Knowledge Capital Investment Group.

99.6	Articles of Restatement dated March 4, 2005 amending and restating the Company’s Articles of Incorporation.